CERTIFICATION OF ADOPTION OF RESOLUTIONS

THE UNDERSIGNED HEREBY CERTIFIES individually and on behalf of the following Delaware statutory trusts and their constituent funds (the “Funds”):

Vanguard Admiral Funds, a series fund consisting of:
Vanguard Admiral Treasury Money Market Fund
Vanguard S&P 500 Growth Index Fund
Vanguard S&P Value Index Fund
Vanguard S&P Mid-Cap 400 Growth Index Fund
Vanguard S&P Mid-Cap 400 Index Fund
Vanguard S&P Mid-Cap 400 Value Index Fund
Vanguard S&P Small-Cap 600 Growth Index Fund
Vanguard S&P Small-Cap 600 Index Fund
Vanguard S&P Small-Cap 600 Value Index Fund
Vanguard Bond Index Funds, a series fund consisting of:
Vanguard Inflation-Protected Securities Fund
Vanguard Intermediate-Term Bond Index Fund
Vanguard Long-Term Bond Index Fund
Vanguard Short-Term Bond Index Fund
Vanguard Total Bond Market Index Fund
Vanguard Total Bond Market II Index Fund
Vanguard CMT Funds, a series fund consisting of:
Vanguard Market Liquidity Fund
Vanguard Municipal Cash Management Fund
Vanguard California Tax-Free Funds, a series fund consisting of:
Vanguard California Intermediate-Term Tax-Exempt Fund
Vanguard California Long-Term Tax-Exempt Fund
Vanguard California Tax-Exempt Money Market Fund
Vanguard Charlotte Funds, a series fund consisting of:
Vanguard Total International Bond Index Fund
Vanguard Chester Funds, a series fund consisting of:
Vanguard PRIMECAP Fund
Vanguard Target Retirement Income Fund
Vanguard Target Retirement 2010 Fund
Vanguard Target Retirement 2015 Fund
Vanguard Target Retirement 2020 Fund
Vanguard Target Retirement 2025 Fund
Vanguard Target Retirement 2030 Fund
Vanguard Target Retirement 2035 Fund
Vanguard Target Retirement 2040 Fund
Vanguard Target Retirement 2045 Fund
Vanguard Target Retirement 2050 Fund
Vanguard Target Retirement 2055 Fund
Vanguard Target Retirement 2060 Fund
Vanguard Convertible Securities Fund
Vanguard Explorer Fund
Vanguard Fenway Funds, a series fund consisting of:
Vanguard Equity Income Fund
Vanguard PRIMECAP Core Fund

Vanguard Fixed Income Securities Funds, a series fund consisting of:
Vanguard GNMA Fund
Vanguard High-Yield Corporate Fund
Vanguard Intermediate-Term Investment-Grade Fund
Vanguard Intermediate-Term Treasury Fund
Vanguard Long-Term Investment-Grade Fund
Vanguard Long-Term Treasury Fund
Vanguard Short-Term Federal Fund
Vanguard Short-Term Investment-Grade Fund
Vanguard Short-Term Treasury Fund
Vanguard Horizon Funds, a series fund consisting of:
Vanguard Capital Opportunity Fund
Vanguard Global Equity Fund
Vanguard Strategic Equity Fund
Vanguard Strategic Small-Cap Equity Fund
Vanguard Index Funds, a series fund consisting of:
Vanguard 500 Index Fund
Vanguard Extended Market Index Fund
Vanguard Growth Index Fund
Vanguard Large-Cap Index Fund
Vanguard Mid-Cap Growth Index Fund
Vanguard Mid-Cap Index Fund
Vanguard Mid-Cap Value Index Fund
Vanguard Small-Cap Growth Index Fund
Vanguard Small-Cap Index Fund
Vanguard Small-Cap Value Index Fund
Vanguard Total Stock Market Index Fund
Vanguard Value Index Fund
Vanguard Institutional Index Funds, a series fund consisting of:
Vanguard Institutional Index Fund
Vanguard Institutional Total Stock Market Index Fund
Vanguard International Equity Index Funds, a series fund consisting of:
Vanguard Emerging Markets Stock Index Fund
Vanguard European Stock Index Fund
Vanguard FTSE All-World Ex-US Index Fund
Vanguard FTSE All-World Ex-US Small-Cap Index Fund
Vanguard Global ex-U.S. Real Estate Index Fund
Vanguard Pacific Stock Index Fund
Vanguard Total World Stock Index Fund
Vanguard Malvern Funds, a series fund consisting of:
Vanguard Capital Value Fund
Vanguard U.S. Value Fund
Vanguard Short-Term Inflation-Protected Securities Index Fund
Vanguard Massachusetts Tax-Exempt Funds, a series fund consisting of:
Vanguard Massachusetts Tax-Exempt Fund
Vanguard Money Market Reserves, a series fund consisting of:
Vanguard Federal Money Market Fund
Vanguard Prime Money Market Fund
Vanguard Montgomery Funds, a series fund consisting of:
Vanguard Market Neutral Fund
Vanguard Morgan Growth Fund

Vanguard Municipal Bond Funds, a series fund consisting of:
Vanguard High-Yield Tax-Exempt Fund
Vanguard Intermediate-Term Tax-Exempt Fund
Vanguard Limited-Term Tax-Exempt Fund
Vanguard Long-Term Tax Exempt Fund
Vanguard Short-Term Tax-Exempt Fund
Vanguard Tax-Exempt Money Market Fund
Vanguard New Jersey Tax-Free Funds, a series fund consisting of:
Vanguard New Jersey Long-Term Tax-Exempt Fund
Vanguard New Jersey Tax-Exempt Money Market Fund
Vanguard New York Tax-Free Funds, a series fund consisting of:
Vanguard New York Long-Term Tax-Exempt Fund
Vanguard New York Tax-Exempt Money Market Fund
Vanguard Ohio Tax-Free Funds, a series fund consisting of:
Vanguard Ohio Long-Term Tax-Exempt Fund
Vanguard Ohio Tax-Exempt Money Market Fund
Vanguard Pennsylvania Tax-Free Funds, a series fund consisting of:
Vanguard Pennsylvania Long-Term Tax-Exempt Fund
Vanguard Pennsylvania Tax-Exempt Money Market Fund
Vanguard Quantitative Funds, a series fund consisting of:
Vanguard Growth and Income Fund
Vanguard Structured Broad Market Fund
Vanguard Structured Large-Cap Equity Fund
Vanguard Scottsdale Funds, a series fund consisting of:
Vanguard Explorer Value Fund
Vanguard Intermediate-Term Corporate Bond Index Fund
Vanguard Intermediate-Term Government Bond Index Fund
Vanguard Long-Term Corporate Bond Index fund
Vanguard Long-Term Government Bond Index Fund
Vanguard Mortgage-Backed Securities Index Fund
Vanguard Russell 1000 Growth Index Fund
Vanguard Russell 1000 Index Fund
Vanguard Russell 1000 Value Index Fund
Vanguard Russell 2000 Growth Index Fund
Vanguard Russell 2000 Index Fund
Vanguard Russell 2000 Value Index Fund
Vanguard Russell 3000 Index Fund
Vanguard Short-Term Corporate Bond Index Fund
Vanguard Short-Term Government Bond Index Fund
Vanguard Specialized Funds, a series fund consisting of:
Vanguard Dividend Appreciation Index Fund
Vanguard Dividend Growth Fund
Vanguard Energy Fund
Vanguard Health Care Fund
Vanguard Precious Metals and Mining Fund
Vanguard REIT Index Fund
Vanguard STAR Funds, a series fund consisting of:
Vanguard LifeStrategy Conservative Growth Fund
Vanguard LifeStrategy Growth Fund
Vanguard LifeStrategy Income Fund
Vanguard LifeStrategy Moderate Growth Fund
Vanguard STAR Fund
Vanguard Total International Stock Index Fund

Vanguard Tax-Managed Funds, a series fund consisting of:
Vanguard Developed Markets Index Fund
Vanguard Tax-Managed Balanced Fund
Vanguard Tax-Managed Capital Appreciation Fund
Vanguard Tax-Managed Small-Cap Fund
Vanguard Trustees’ Equity Fund, a series fund consisting of:
Vanguard Diversified Equity Fund
Vanguard Emerging Markets Select Stock Fund
Vanguard International Value Fund
Vanguard Valley Forge Funds, a series fund consisting of:
Vanguard Balanced Index Fund
Vanguard Managed Payout Fund
Vanguard Variable Insurance Funds, a series fund consisting of:
Vanguard Balanced Portfolio
Vanguard Capital Growth Portfolio
Vanguard Conservative Allocation Portfolio
Vanguard Diversified Value Portfolio
Vanguard Equity Income Portfolio
Vanguard Equity Index Portfolio
Vanguard Growth Portfolio
Vanguard High Yield Bond Portfolio
Vanguard International Portfolio
Vanguard Mid-Cap Index Portfolio
Vanguard Moderate Allocation Portfolio
Vanguard Money Market Portfolio
Vanguard REIT Index Portfolio
Vanguard Short-Term Investment-Grade Portfolio
Vanguard Small Company Growth Portfolio
Vanguard Total Bond Market Index Portfolio
Vanguard Total Stock Market Index Portfolio
Vanguard Wellesley Income Fund
Vanguard Wellington Fund
Vanguard Whitehall Funds, a series fund consisting of:
Vanguard Emerging Markets Government Bond Index Fund
Vanguard Global Minimum Volatility Fund
Vanguard High Dividend Yield Index Fund
Vanguard International Explorer Fund
Vanguard Mid-Cap Growth Fund
Vanguard Selected Value Fund
Vanguard Windsor Funds, a series fund consisting of:
Vanguard Windsor Fund
Vanguard Windsor II Fund
Vanguard World Fund, a series fund consisting of:
Vanguard Consumer Discretionary Index Fund
Vanguard Consumer Staples Index Fund
Vanguard Energy Index Fund
Vanguard Extended Duration Treasury Index Fund
Vanguard FTSE Social Index Fund
Vanguard Financials Index Fund
Vanguard Health Care Index Fund
Vanguard Industrials Index Fund
Vanguard Information Technology Index Fund
Vanguard International Growth Fund
Vanguard Materials Index Fund

Vanguard Mega Cap Growth Index Fund
Vanguard Mega Cap Index Fund
Vanguard Mega Cap Value Index Fund
Vanguard Telecommunication Services Index Fund
Vanguard U.S. Growth Fund
Vanguard Utilities Index Fund

that I am the duly elected and qualified Assistant Secretary of each of the Funds, and that set forth below is a true and correct copy of resolutions duly adopted by a majority of the Trustees who are not interested persons of the Funds at meetings of the Board of Trustees of each of the Funds duly held on July 25 & 26, 2014, and that such resolutions have not been amended or rescinded and are now in full force and effect: Vanguard Funds Board

RESOLVED, that the terms and amount of the joint insured fidelity bond maintained with ICI Mutual Insurance Company in the aggregate amount of $400 million with the Funds, Vanguard, and certain of its subsidiaries, are approved in substantially the form presented at the meeting with such changes as counsel deems necessary or appropriate;

FURTHER RESOLVED, that the officers of the Funds, the Chief Financial Officer of Vanguard, and the Chief Financial Officer’s representatives in Vanguard’s Corporate Financial Services Department are authorized and directed to execute such other documents and take such other action as may be deemed necessary or appropriate to maintain the Funds’ fidelity bond including, but not limited to, making further changes in the Agreement with the advice of counsel and executing the Agreement on behalf of the Funds;

FURTHER RESOLVED, that it is in the best interests of the Funds to participate jointly in the D&O/E&O liability insurance policy along with Vanguard, and certain of its subsidiaries, and that, pursuant to a 1975 SEC exemptive order and the Funds’ Service Agreement among Vanguard and the member funds, the premium for the policy is fair and reasonable and will be allocated to each Fund based on its proportionate share of the sum of the premiums that would have been paid if the Funds purchased separate policies.

     IN WITNESS WHEREOF, I have executed this Certification as of this 18th day of August, 2014.

                               /s/ James M. Delaplane
                            ____________________________________
                            Assistant Secretary
                            James M. Delaplane, Jr